June 4, 1997




          Securities and Exchange Commission
          450 5th Street, N.W.
          Judiciary Plaza
          Washington, DC 20549


          Dear Sir/Madam:

          We have read and agree with the comments in the Experts Section of Form SB-2 of Medley Credit Acceptance Group regarding the change in certified public accountants.


                                   Sincerely,

                                   /s/ Israeloff, Trattner & Co., CPAs, P.C.

                                   Israeloff, Trattner & Co., CPAs, P.C.


          AW:kg